Exhibit 10.19

No: Z2103LN15613701

contract for loans of working capital

Bank of Communications Co., Ltd

No.: Z2103LN15613701

contract for loans of working capital

Important tips

The borrower is requested to carefully read the full text of this contract, especially the clauses marked with ▲▲. In case of any doubt, please timely submit it to the lender for explanation.

In view of the borrower's application for working capital loan line from the lender, in order to clarify the rights and obligations of both parties, the borrower and the lender hereby enter into this contract through consultation.

Article 1 Definitions

“Line” refers to the maximum amount of the loan balance (under the revolving line) or total loan (under the one-time line) that the lender may issue to the borrower according to the contract. According to the contract, the line can be a revolving line or a one-time line (only used once or multiple times).

“Revolving credit line” means that the borrower can apply for the use of the credit line multiple times in accordance with the contract to obtain the loan, but the loan balance cannot exceed the agreed credit line.

“One time limit” means that the borrower can apply for the use limit one time or multiple times to obtain the loan according to the contract, but the total amount of the loan withdrawn shall not exceed the agreed limit.

“Loan balance” refers to the sum of the principal amount of the loan obtained and outstanding by the borrower under this contract.

“Line balance” refers to the amount of the line after deducting the loan balance (under the revolving line) or the total loan (under the one-time line).

“Credit period” refers to the period during which the lender grants loans to the borrower according to the application of the borrower and the contract, which belongs to the occurrence period of the loan rather than the loan period.

“Loan term” refers to the term of each loan determined by both parties in the corresponding application for use of loan line of Bank of Communications (hereinafter referred to as “application for use of loan line”).

“Loan market quotation rate (LPR)” refers to the loan market quotation rate published by the national interbank lending center on the 20th of each month (postponed in case of holidays).

“Bank working day” and “working day” refer to the open business day of the bank's corporate business in the place where the lender is located, excluding legal holidays and rest days (except for business due to holiday adjustment). If the loan date, repayment date, interest payment date, maturity date and other obligation performance dates meet non bank working days, they shall be postponed to the next bank working day accordingly.

Related parties, related party transactions, major investors and individuals have the same meaning as the same words in the accounting standards for Business Enterprises No. 36 - disclosure of related parties (CK [2006] No. 3) issued by the Ministry of Finance and the subsequent amendments to the standards.

Article 2 use of quota

2.1 when the borrower needs to use the line, it shall apply to the lender at least 5 banking days in advance. When applying, the application form for the use of credit line shall be filled in and can be used only after being reviewed and approved by the lender.

▲▲ 2.2 Each use of the quota is subject to meeting all the following conditions:

(1) The loan balance (under the revolving credit line) or the total loan amount (under the one-time credit line) does not exceed the credit line;

(2) The amount of the loan applied for shall not exceed the balance of the quota;

(3) The use application date and loan granting date are within the credit period;

(4) The loan term and maturity date of the loan shall comply with the provisions of this contract;

(5) The guarantee contract (if any) under this contract has become effective and continues to be valid. If the guarantee contract is a mortgage contract and / or pledge contract, the security interest has been established and continues to be valid;

(6) The borrower has completed the government permission, approval, registration and other formalities that must be handled according to law when applying for loan and required by the lender, and such permission, approval or registration is continuously valid;

(7) After the effectiveness of this contract, there has been no significant adverse change in the borrower's operating and financial conditions;

(8) The borrower's application complies with the requirements of the lender's relevant rules and regulations;

(9) The borrower has not violated the contract;

(10) The payment method of the loan complies with the provisions of this contract. If the entrusted payment is adopted by the lender, the lender agrees to pay;

(11) For foreign currency loans, the borrower has provided documents proving that the loan complies with relevant foreign exchange management policies, including but not limited to valid certificates or registration documents for foreign exchange purposes;

(12) The borrower has designated a special fund return account and signed an account management agreement as required by the lender.

▲▲ 2.3 If the lender agrees to grant the loan, the final loan information shall be subject to the contents in the bank print column of the application for use of line《The application for quota use is used as the loan voucher.

▲▲ 2.4 If the currency of the quota application is inconsistent with the currency of the quota, it shall be converted according to the exchange rate at the beginning of each day published by Bank of Communications Co., Ltd. for the purpose of determining the quota balance only. If there is no directly applicable exchange rate, it shall be converted by bank of Communications Co., Ltd. according to the exchange rate determined in a reasonable way.

▲▲ 2.5 After the borrower becomes the shareholder of the guarantor or the “actual controller” as defined in the company law, the lender has the right to suspend or cancel the unused loan line of the borrower before the guarantor provides the resolution of its shareholders' meeting (shareholders' meeting) on agreeing to provide guarantee for the borrower accepted by the lender.

Article 3 interest rate and calculation and payment of interest

3.1 Basic rules for determining interest rates

3.1.1 The loan interest rate under this contract is calculated based on the loan market quotation interest rate (LPR) as the pricing benchmark and according to the loan market quotation interest rate (LPR) plus (minus) points (1 basis point is 0.01%, 1 percentage point is 100 basis points). The interest rate shall be agreed in the application for quota use after negotiation between both parties at each use.

If both parties agree to apply fixed interest rate in the quota use application, if the specific value is recorded in the fixed interest rate value field, the specific interest rate of each loan shall be subject to the value recorded in the fixed interest rate value field in the quota use application, These specific values are determined on the basis of the specific value of the loan market quotation interest rate (LPR) applicable to the applicable date of the pricing benchmark agreed in the quota use application (hereinafter referred to as “LPR value”) and according to the plus (minus) point value agreed in the quota use application. If no specific value is recorded in the fixed interest rate value field, the specific interest rate of each loan is determined based on the LPR value applicable to the applicable date of the pricing benchmark agreed in the quota use application and according to the plus (minus) point value agreed in the quota use application.

If both parties agree on the applicable floating interest rate in the application for quota use, the specific interest rate of each loan shall be based on the LPR value applicable to the applicable date of the pricing benchmark agreed in the application for quota use, according to the plus (minus) point value, interest rate floating rules, interest rate floating cycle The unit of interest rate floating cycle and the floating start date of specific date (if necessary) shall be determined.

3.1.2 If the currency is RMB, daily interest rate = monthly interest rate / 30, monthly interest rate = annual interest rate / 12;If the currency is Hong Kong dollar, British pound and Australian dollar, the daily interest rate = annual interest rate / 365;If the currencies are USD, euro, Japanese yen and other foreign currencies accepted by the lender, the daily interest rate = annual interest rate / 360.

▲▲ 3.2 lending rate

The loan interest rate at the time of each loan is determined based on the applicable LPR value of the “applicable date of pricing benchmark” agreed in the corresponding quota use application, and according to the plus (minus) point value agreed in the quota use application. Take “applicable date of pricing benchmark” as t day, and the applicable LPR value on t day is the latest published loan market quotation interest rate (LPR) value before t day.

3.3 Adjustment of interest rate

3.3.1 If the application for the use of credit line is recorded as a fixed interest rate, the interest rate recorded in the loan shall be implemented within the loan term.

▲▲ 3.3.2 if the application for use of quota records a floating interest rate, the loan interest rate adjustment date shall be determined according to the interest rate floating rules, interest rate floating cycle, interest rate floating cycle unit and specific date floating start date (if necessary) agreed in the application for use of quota, and the adjusted interest rate shall apply from the loan interest rate adjustment date.

3.3.2.1 If the quoted interest rate (LPR) of the loan market is adjusted during the loan period, the period of loan interest rate adjustment shall be calculated from the “loan entry date” or “specific start date” selected in the “interest rate floating rules”. The empty column of interest rate floating cycle is filled in the number of interest rate floating cycles. The interest rate floating cycle unit can be selected by day or by month. If “1” is filled in the number of interest rate floating cycles and “by day” is selected as the floating cycle unit, the loan interest rate adjustment date is the loan market quoted interest rate (LPR) adjustment date; If “3” is filled in the number of interest rate floating cycles and “by day” is selected as the floating cycle unit, the loan interest rate adjustment date is the day every 3 days from the “loan entry date” or “specific date floating start date”;If “1” is filled in the number of interest rate floating cycles and “by month” is selected as the floating cycle unit, the loan interest rate adjustment date is every month from the “loan entry date” or “specific date floating start date”; If “3” is filled in the number of interest rate floating cycles and “by month” is selected as the floating cycle unit, the loan interest rate adjustment date is every 3 months from the “loan entry date” or “floating start date of specific date”, and so on.

3.3.2.2 The loan interest rate on the loan interest rate adjustment date shall be determined on the basis of the LPR value applicable on the loan interest rate adjustment date, and the increase (decrease) point value of the interest rate shall remain unchanged (except for the increase (decrease) point value adjusted by both parties through consultation). Take “loan interest rate adjustment date” as t date, and the applicable LPR value on t date is the latest published loan market quotation interest rate (LPR) value before t date.

▲▲3.3.3 If the market quoted interest rate (LPR) of the loan is cancelled according to the regulatory requirements or the corresponding issuing institution stops issuing according to the regulatory requirements, the two parties shall negotiate and adjust the loan interest rate separately, but the adjusted interest rate shall not be lower than the then applicable interest rate; If both parties fail to reach an agreement on the adjusted interest rate more than 1 month since the date when the loan market quoted interest rate (LPR) is cancelled or stopped issuing, the lender has the right to announce the early maturity of the loan.

(3.3.4) the two parties can adjust the value of plus or minus of the corresponding loan interest rate after each loan interest rate is adjusted by the Nikkei consensus.

3.4 If the loan currency is RMB, the penalty interest rate of overdue loan shall rise by 50% according to the interest rate agreed in the contract, and the penalty interest rate of misappropriated loan shall rise by 100% according to the interest rate agreed in the contract. If the quoted interest rate (LPR) of the floating rate loan is adjusted, the lender has the right to adjust the penalty interest rate applicable to each loan accordingly, and the new penalty interest rate shall apply from the date of adjustment of the loan interest rate agreed in the corresponding quota use application.

3.5 Calculation of interest

3.5.1 Normal interest = interest rate agreed in the contract×Loan amount×Occupied days.

The number of occupied days is calculated from the lending date (inclusive) to the maturity date (exclusive). When the maturity date is a non working day, it shall be postponed. The extended period shall be included in the number of occupied days, and the interest shall still be calculated according to the contract.

3.5.2 The penalty interest of overdue loans and misappropriated loans shall be calculated according to the amount overdue or misappropriated and the actual number of days (from the date of overdue or misappropriation (inclusive) to the date of principal and interest repayment (exclusive)).

3.5.3 If the calculated interest / penalty interest has a large number of decimal places, the lender will retain two decimal places according to the rounding method.

▲▲ 3.6 if the borrower repays in advance or the lender recovers the loan in advance according to the contract, the corresponding interest rate grade will not be adjusted, but the interest rate agreed in the contract will still be implemented.

3.7 If the loan currency is foreign currency, the determination of interest rate, adjustment of interest rate, penalty interest rate for overdue and misappropriation of loans shall be subject to the provisions of Article 17 of the contract.

Article 4 payment of loans

4.1 If the loan granting account designated by the borrower is a special loan granting account opened at the lender, the loan granting and payment shall be handled through this account. This account is only used for the issuance and external payment of loan funds. It only sells “settlement business application” vouchers. It cannot handle checks, bills of exchange, bank acceptance bills and other businesses, and cannot be used for other settlement. When the borrower pays and handles the loan fund allocation independently, it must be handled at the counter of the account opening outlet. The deposit interest of the account shall be included in the borrower's repayment account.

4.2 When the borrower withdraws the loan according to the contract, it shall specify the payment method (entrusted payment by the lender or independent payment by the borrower), and only one payment method can be used for each withdrawal.

4.3 The lender's entrusted payment refers to the lender's direct payment of the loan funds to the borrower's counterparty for the purpose agreed in this contract through the borrower's account after issuing the loan according to the borrower's entrusted payment power of attorney.

If the amount of a single payment exceeds the autonomous payment limit or meets one of the conditions agreed in article 19.3, the entrusted payment method of loan shall be adopted.

If the entrusted payment is adopted by the lender, the borrower shall submit the application for the use of the line, the corresponding entrusted payment power of attorney and other materials required by the lender (including but not limited to business contracts, invoices, receipt documents and other transaction materials), specify the amount of the loan and the object and amount of payment, and the amount of the loan shall be equal to the total amount of payment.

▲▲ if the payment proposed by the borrower does not comply with the provisions of this contract or the corresponding business contract or has other defects, the lender has the right to refuse the payment and return the entrusted payment power of attorney submitted by the borrower.

▲▲ if the lender agrees to pay, if the external payment cannot be made or the payment refund occurs due to the error of the information provided by the borrower, the borrower shall resubmit the relevant documents and materials containing the correct information within the time limit specified by the lender. Therefore, the lender shall not be liable for the delay or failure of payment.

4.4 The borrower's independent payment means that after the lender issues the loan funds to the borrower's account according to the contract, the borrower shall independently pay them to the borrower's counterparty for the purpose agreed in the contract.

If the borrower pays independently, the borrower shall submit the application for the use of the line, the instructions for the use of funds and other materials required by the lender to the lender. The borrower shall summarize and report the payment of loan funds to the lender on time. The lender has the right to verify whether the loan payment meets the agreed purpose through account analysis, voucher inspection, on-site investigation, etc., and the borrower must cooperate with the lender in the verification.

Article 5 repayment of loans

5.1 The borrower shall repay according to the repayment date and amount recorded in the corresponding application for use of credit line.

▲▲ 5.2 the borrower cannot repay the loan in advance without the written consent of the lender.

▲▲ 5.3 the repayment arrangement of principal and interest agreed by the borrower and the lender in the application for the use of line is the true expression of intention reached by both parties on a voluntary basis after negotiation. Under the repayment arrangement selected by both parties, whether the principal is repaid before the interest does not affect the borrower's repayment responsibility for the interest payable, and the borrower shall not raise a defense against the repayment of the interest payable. Under any repayment arrangement, the borrower shall be liable for repayment of all principal and interest payable.

▲▲ 5.4 when the borrower's repayment (including the borrower's active repayment and the lender's deduction in accordance with the contract) fails to pay off all the borrower's debts in full:

(1) It shall first be used to pay off the overdue expenses. If the principal and interest are overdue for less than 90 days, the balance after offsetting the expenses shall be used to offset the due and unpaid interest, penalty interest and compound interest, and then used to offset the due and unpaid principal;If the principal or interest is overdue for more than 90 days, the balance after offsetting the expenses shall be used to offset the due and unpaid principal first, and then to offset the due and unpaid interest, penalty interest and compound interest;

(2) The borrower has several debts (including the borrower's debts to the Lender under other contracts), and the lender has the right to determine the repayment and offset order of each debt of the borrower at its own discretion, as long as the offset order does not violate the mandatory provisions of applicable laws, regulations, rules and relevant regulatory requirements of the lender. The lender shall notify the borrower of the result of debt repayment. Unless otherwise agreed by both parties.

Article 6 representations and warranties of the borrower

6.1 The borrower is legally established and exists, has all necessary rights and capabilities, and can perform its obligations under this contract and bear civil liabilities in its own name.

6.2 The signing and performance of this contract is the true expression of intention of the borrower, and has been subject to all necessary consent, approval and authorization, without any legal defects.

6.3 The borrower's production and operation are legal and compliant, has the ability of sustainable operation, has legal repayment sources, does not involve major environmental and social risks, and has no major bad credit record. The senior management of the borrower has no bad record.

6.4 All documents, statements, materials and information provided by the borrower to the lender in the process of signing and performing this contract are true, accurate, complete and effective, do not conceal any information that may affect its financial status and repayment ability from the lender, and the financial status of the borrower has not changed significantly since the date of the latest financial statement report.

▲▲ 6.5 neither the borrower nor its affiliates are enterprises or individuals in the sanctions list of the United Nations, the European Union or the United States and the list of risks related to terrorism and anti money laundering issued by Chinese government departments or competent authorities; It is not located in countries and regions sanctioned by the United Nations, the European Union or the United States.

▲▲ 6.6 the borrower guarantees to comply with the national anti money laundering laws, regulations and relevant policies, not to engage in assisting others in money laundering, terrorist financing, tax evasion, evasion of bank debt, cash withdrawal, telecommunications fraud, illegal fund-raising and other illegal activities, and actively cooperate with the lender in customer identification, transaction record preservation, customer identity and transaction background due diligence Large sum and suspicious transaction reports and other anti money laundering work, and provide relevant supporting materials as required by the lender.

Article 7 rights and obligations of the Lender

7.1 The lender has the right to recover the loan principal and interest (including compound interest, penalty interest for overdue and misappropriated loans, etc.) in accordance with the contract, collect the fees payable by the borrower, decide to recover the loan in advance according to the return of the borrower's funds, and exercise other rights stipulated by law or the contract.

▲▲ 7.2 during the performance of this contract, the lender will only conduct formal review on the materials provided by the borrower. If the lender fails to complete the entrusted payment in time due to the untrue, inaccurate or incomplete materials provided by the borrower or the borrower's payment in violation of the contract, the lender shall not be liable.

▲▲ 7.3 the lender shall issue loans and handle payment in accordance with the contract. If the lender fails to issue the loan or handle the payment on time due to any of the following reasons, the lender shall not be liable, but will timely notify the borrower: the loan account designated by the borrower is frozen, the account of the payment object is frozen, force majeure, communication or network failure, Lender system failure, etc. Unless otherwise agreed in the contract.

Article 8 obligations of the borrower

8.1 The borrower shall repay the loan principal under this contract and pay interest according to the time, amount, currency and interest rate recorded in this contract and the corresponding quota use application.

The fund return account designated by the borrower is used to collect the corresponding sales revenue or planned repayment funds. If the corresponding sales revenue is settled in non cash, the borrower shall ensure that the funds are transferred to the fund return account in time after receiving the funds. The borrower shall provide the capital in and out of the capital return account as required by the lender.

8.2 The borrower shall use the loan according to the purpose agreed in the contract and the purpose determined in the corresponding application for the use of the loan, shall not misappropriate the loan for other purposes, and shall not use the loan for fixed asset investment, equity investment and fields and purposes prohibited by the state.

The borrower shall use the loan funds in the agreed manner, and shall not evade the entrusted payment of the lender by breaking up the whole into parts; If the borrower pays independently, the borrower shall use the loan within a reasonable time according to the requirements of the lender's regulatory authority, and the payment of loan funds shall comply with the provisions of this contract.

▲▲ 8.3 the borrower shall bear the settlement expenses (if any) for the payment of loan funds (including entrusted payment by the lender and independent payment by the borrower). The specific charges shall be implemented in accordance with laws, regulations, rules, regulatory provisions and the then effective service charge list of Bank of Communications published by the lender.

The lending account is a special loan issuing account. When the loan funds are paid (including the entrusted payment of the lender and the independent payment of the borrower), if the collection account does not belong to the account opened in the Bank of communications, the fund payment may be handled through the payment system of the people's Bank of China or the local exchange system.

If the lending account is not a special loan issuing account, when the loan funds are paid (including the entrusted payment of the lender and the independent payment of the borrower), if the collection account is an account of another bank in another place, the fund payment shall be handled through the payment system of the people's Bank of China.

▲▲ 8.4 the borrower shall cooperate with the lender in the management of loan payment and the supervision and inspection of loan use and the borrower's operation, and timely provide the financial statements, loan fund use records and materials, transaction information of related parties and related parties, environmental and social risk reports, other materials and information required by the lender for post loan risk management,And ensure that the documents, materials and information provided are true, complete and accurate.

▲▲ 8.5 the borrower shall notify the lender in writing at least 30 days in advance of any of the following matters, and shall not take action before paying off all loan principal and interest under the contract or providing repayment scheme and guarantee approved by the lender:

(1) Sell, gift, lease, lend, transfer, mortgage, pledge or otherwise dispose of all or most of the assets or important assets;

(2) Major changes have taken place in the business system or property right organization form, including but not limited to the implementation of contracting, leasing, joint venture, corporate transformation, joint-stock cooperative transformation, enterprise sale, merger (merger), joint venture (cooperation), division, establishment of subsidiaries, equity transfer, property right transfer, capital reduction, etc.

(3) Foreign investment or increased debt financing exceeds the agreed limit.

▲▲ 8.6 the borrower shall notify the lender in writing within 7 days from the date of occurrence or possible occurrence of the following events:

(1) The borrower or its affiliates modify the articles of association, change the business registration items such as enterprise name, legal representative (person in charge), domicile, mailing address or business scope, or make decisions that have a significant impact on finance and personnel;

(2) The borrower, its affiliates or guarantors intend to apply for bankruptcy or may or has been applied for bankruptcy by creditors;

(3) The borrower or its affiliates are involved in major litigation, arbitration and administrative measures, or property preservation or other coercive measures are taken for the main assets or the collateral under the contract, or the safety and integrity of the main assets or the collateral under the contract are or may be affected, or the value is reduced or may be reduced;

(4) The borrower or its affiliates provide guarantee for the third party, which has a significant adverse impact on its economic status, financial status or ability to perform its obligations under the contract;

(5) The borrower or its affiliates sign contracts that have a significant impact on its operation and financial status;

(6) The borrower pays off the undue debts in advance or gives priority to other due debts, adds mortgage and pledge for other existing debts, or makes any arrangement with similar effect or signs relevant documents;

(7) The borrower, its affiliates or guarantors stop production, close down, dissolve, close down for rectification, are revoked or their business licenses are revoked;

(8) The disappearance of the borrower or its affiliates, the main individual investors of the borrower or its affiliates, the legal representative (person in charge), directors or key management personnel of the borrower or its affiliates, involving violations of laws and regulations or violation of applicable exchange rules or abnormal changes;

(9) Serious difficulties in the operation of the borrower or its affiliates, or deterioration of its financial condition, or other events that have a negative impact on the operation, financial condition, solvency or economic condition of the borrower or its affiliates;

(10) Related party transactions occur, and the transaction amount reaches or exceeds 10% of the latest audited net assets;

(11) Before paying off all debts under this contract, the borrower becomes or may become the shareholder of the guarantor or the “actual controller” as defined in the company law;

(12) The borrower or its affiliates cause liability accidents or are exposed by the media due to violation of laws and regulations, regulatory provisions, national policies or industrial standards;

(13) Safety or environmental protection accidents of the borrower or its affiliates;

(14) Changes in the control or controlled relationship between the borrower's related parties and the borrower;

(15) Significant equity changes of the borrower or related parties;

(16) The audit opinion of the borrower's external auditor on its financial statements is not a standard unqualified opinion;

(17) The borrower is or may be investigated, punished or taken other similar measures by the competent authorities for violating laws, regulations and / or regulatory requirements;

(18) The borrower or its affiliates are included in the sanctions list of the United Nations, the European Union or the United States, as well as the list of risks related to terrorism and anti money laundering issued by Chinese government departments or competent authorities; Or its country and region are included in the list of sanctions countries and regions such as the United Nations, the European Union or the United States;

(19) Other major adverse events affecting the solvency of the borrower or its affiliates occur.

▲▲ 8.7 when the guarantee under this contract changes against the creditor's rights of the lender, the borrower shall timely provide other guarantees approved by the lender as required by the lender.

The “change” mentioned in this paragraph includes but is not limited to: the guarantor merges, splits, stops production, goes out of business, dissolves, goes out of business for rectification, is revoked, the business license is revoked, applies for or is applied for bankruptcy; The operation or financial status of the guarantor has changed significantly; The guarantor is involved in major litigation, arbitration, administrative measures, or property preservation or other coercive measures have been taken for its main assets; The security and integrity of the collateral is or may be affected; The value of the collateral decreases or may decrease, or compulsory measures such as seizure and property preservation are taken; The guarantor or its legal representative (principal) or key management personnel are involved in violation of laws and regulations or the applicable exchange rules; If the guarantor is an individual, the guarantor is missing or dead (declared dead);The guarantor is in breach of contract under the guarantee contract; Disputes between the guarantor and the borrower; The guarantor requests to terminate the guarantee contract; The guarantee contract is not effective, invalid or revoked; The security interest is not established or invalid; Or other events affecting the safety of the creditor's rights of the lender.

▲▲ 8.8 the borrower promises that from the date of signing this contract to the completion of all loan principal, interest and related expenses under this contract, the borrower's financial indicators, external agency rating and production and operation qualification / license always comply with the contract. If the production and operation qualification / license needs annual review, it shall pass the annual review on time.

8.9 The borrower guarantees that the borrower, the borrower's staff and agents will not provide, give, demand or receive any form of material benefits (including but not limited to cash, physical cards, tourism, etc.) or other non-material benefits to the lender or the lender's staff in any form;Not use the funds or services provided by the lender directly or indirectly in any form for activities related to corruption or bribery; If the borrower is aware of any violation of this article, it shall timely, truthfully, completely and accurately provide clues and relevant information to the lender, and cooperate with relevant matters as required by the lender.

▲▲ Article 9 adjustment of credit limit, early maturity of loan and risk repricing

9.1 Any of the following events shall be deemed as the “early expiration event” of the contract:

(1) The borrower fails to repay the loan principal or pay interest as agreed in any application for quota use under this contract;

(2) The representations and warranties made by the borrower under this contract are untrue;

(3) Any event listed in article 8.6 to be notified actually occurs, affecting or possibly affecting the safety of the creditor's rights of the lender;

(4) Due to changes in laws, regulations and regulatory policies, the lender's granting of loans in accordance with the contract constitutes or may constitute violation of laws or regulations;

(5) When performing other contracts with the lender or contracts with a third party, the borrower may have breached the contract or the debt may have been declared to be due ahead of schedule;

(6) The borrower violates other provisions of this contract.

9.2 In case of any “early maturity event”, the lender has the right to take one, more or all of the following measures:

(1) Reduce, suspend or cancel the quota under the contract;

(2) Stop issuing loans that have not been withdrawn by the borrower;

(3) Stop the payment of the loan withdrawn but not used by the borrower;

(4) Require the borrower to negotiate with the lender on supplementary loan issuance and payment conditions within a limited time limit;

(5) Require the borrower to change the payment method as required by the lender;

(6) Implement the risk repricing of the loan in accordance with Article 9.3;

(7) Unilaterally announce that all the loan principal issued under the contract will expire in advance, and require the borrower to immediately repay all the loan principal due and settle the interest.

9.3 According to the production and operation of the borrower at the time of signing this contract, both parties have determined the interest rate agreed in this contract and its adjustment after consensus. The borrower agrees that in case of any “early maturity event”, the lender has the right to reprice the risk of the loan in accordance with this article.

9.3.1 Risk repricing includes negotiated repricing and direct increase of loan interest rate. The risk repricing method adopted in this contract shall be agreed by both parties in Article 21.

9.3.2 “Negotiated repricing” means that the lender has the right to require the borrower to negotiate with the lender to increase the loan interest rate within a limited time limit, and both parties determine the “repricing date” and relevant interest rate in the form of supplementary agreement.

9.3.3 “Direct increase of loan interest rate” means that the lender has the right to directly increase the loan interest rate in accordance with this article and Article 21.

9.3.3.1 From the “repricing date” notified by the lender to the borrower in writing, the increased loan interest rate shall be implemented for each loan outstanding by the borrower as of the “repricing date”.

9.3.3.2 If the loan currency is RMB, the increased loan interest rate of each loan shall be determined according to the plus (minus) point value agreed in Article 21 based on the applicable LPR value on the “repricing date”.

The “repricing date” is taken as t date, and the applicable LPR value on t date is the latest published loan market quotation interest rate (LPR) value before t date.

9.3.3.3 If the loan currency is foreign currency, the increased loan interest rate shall be determined in accordance with Article 21.

9.3.4 After the lender performs risk repricing as agreed above, the new interest rate shall be implemented from the “repricing date”. On the basis of this interest rate, it is still subject to floating adjustment as agreed in Article 3 of the contract. If both parties agree to change relevant agreements through consultation, the changed agreements shall prevail. If the loan is overdue (including the borrower's failure to repay on time or the lender's declaration of early maturity) or misappropriated, the penalty interest rate for overdue and misappropriation shall be determined on the basis of the new interest rate (including the interest rate after floating adjustment as agreed in this contract), and the interest rate for calculating compound interest shall be adjusted accordingly.

9.3.5 The implementation of “risk repricing” shall not be deemed or interpreted as the lender waiving other rights stipulated by laws and regulations and agreed in this contract. The lender has the right to take other creditor's rights protection measures in accordance with laws, regulations and the contract, including but not limited to the measures agreed in article 9.2.

▲▲ Article 10 breach of contract

10.1 If the borrower fails to repay the loan principal in full and on time, pay interest or use the loan according to the purpose agreed in this contract, the lender shall calculate and charge interest according to the penalty interest rate of overdue loan or the penalty interest rate of misappropriated loan, and charge compound interest on the unpaid interest payable. If the penalty interest rate is adjusted according to the contract, the interest rate for calculating compound interest shall be adjusted accordingly.

10.2 If the borrower fails to repay the loan principal and interest in full and on time, it shall bear the urging fees, legal fees (or arbitration fees), preservation fees, announcement fees, execution fees, lawyer fees, travel expenses and other expenses paid by the lender to realize the creditor's rights.

▲▲ Article 11 deduction agreement

11.1 When the borrower authorizes the due loan principal, interest, default interest, compound interest or other expenses, the lender has the right to deduct the funds in any account opened by the borrower in all branches of Bank of communications for repayment.

11.2 After deduction, the lender shall notify the borrower of the account number, contract number, application for use of line number, deduction amount and remaining debt amount involved in the deduction.

11.3 If the deducted income is insufficient to pay off all the debts of the borrower, the debt paid off shall be determined according to the contract.

11.4 If the currency of the deducted income is inconsistent with that of the debt to be offset, it shall be converted into the amount of the debt to be offset at the exchange rate published by Bank of Communications Co., Ltd. at the time of deduction. If it is necessary to go through the procedures of settlement and sale of foreign exchange or foreign exchange conversion, the borrower is obliged to assist the lender in handling the procedures as required by the lender, and the exchange rate risk shall be borne by the borrower.

▲▲ Article 12 notice

12.1 The contact information (including mailing address, telephone number, fax number, etc.) filled in by the borrower in this contract is true and valid. In case of any change in contact information, the borrower shall immediately send / send the change information in writing to the mailing address filled in by the lender in this contract. Such information change shall take effect after the lender receives the change notice.

12.2 Unless otherwise expressly agreed in this contract, the lender has the right to notify the borrower in any of the following ways. The lender shall have the right to choose the appropriate method of notice, and shall not be liable for transmission errors, omissions or delays in postal, fax, telephone or any other communication system. If the lender chooses multiple notification methods at the same time, the one that reaches the borrower faster shall prevail. If the lender sends more than one notice to the borrower on the same matter and the contents of the notice are different, unless otherwise specified in the notice, the notice sent later shall prevail.

(1) For announcement, the date on which the lender issues an announcement on its website, online banking, telephone banking or business outlets shall be deemed as the date of service;

(2) In case of personal service, the date of receipt by the borrower shall be deemed as the date of service;

(3) Mail (including express mail, ordinary mail and registered mail) shall be delivered to the borrower's latest known mailing address, and the 3rd (same city) / 5th (different place) after the date of mailing shall be deemed as the date of delivery;

(4) When fax, mobile phone short message or other electronic communication means are sent to the borrower's fax number, mobile phone number or e-mail address designated by the borrower, the date of sending shall be deemed as the date of service. The aforementioned delivery means that relevant information enters the server terminal of the service provider without taking the actual display of relevant information in the client terminal as the standard.

12.3 The borrower agrees that unless the lender receives the borrower's written notice on the change of mailing address, the mailing address filled in by the borrower in this contract is the address for the court to serve judicial documents and other written documents on the borrower. The scope of application of the above service address includes but is not limited to the first instance, second instance, retrial and execution procedures of civil proceedings. If the borrower responds to the lawsuit and directly submits the confirmation of service address to the court, and the confirmation address is inconsistent with the latest known mailing address of the lender, the court has the right to serve according to the address on the confirmation of service address.

In the process of dispute resolution of this contract, the court may serve the judgment, ruling and mediation on the borrower in any of the following ways:

(1) For postal service (including express mail, ordinary mail and registered mail), the date of receipt signed by the borrower on the service return certificate shall be the date of service;

(2) In case of personal service, the date on which the borrower signs the service receipt shall be deemed as the date of service.

If the court uses the method of postal service (including express mail, ordinary mail and registered mail), if the borrower fails to sign on the service return certificate, or the communication address filled in by the borrower is inaccurate or the communication address is actually changed, but the lender does not receive the borrower's written notice on changing the communication address, resulting in the return of the judgment, ruling and mediation, The date on which the document is returned shall be deemed as the date of service.

If the court adopts the method of personal service, if the borrower fails to sign on the service receipt, the date when the sender records the situation on the service receipt on the spot shall be the date of service.

In addition to the judgment, ruling and mediation, the court has the right to give any notice to the borrower by any means of communication agreed in article 12.2. The court shall have the right to choose the appropriate means of communication and shall not be liable for transmission errors, omissions or delays in postal, fax, telephone, telex or any other communication system. If the court chooses multiple means of communication at the same time, the one that reaches the borrower faster shall prevail.

12.4 This clause is an independent dispute resolution clause in the contract. If the contract is invalid, revoked or terminated, the validity of this clause shall not be affected.

▲▲ Article 13 information disclosure and confidentiality

13.1 For the unpublished information and materials of the borrower obtained and known during the signing and performance of this contract, the lender shall not use the relevant information and materials in violation of laws, regulations and regulatory requirements, and shall bear the responsibility of confidentiality according to law, and shall not disclose such information and materials to a third party, except under the following circumstances:

(1) Disclosure required by applicable laws and regulations;

(2) The judicial department or regulatory authority requires disclosure according to law;

(3) When the borrower fails to repay the loan principal and / or pay interest in full and on time, the lender needs to disclose to the lender's external professional consultant and allow the lender's external professional consultant to use it on a confidential basis in order to realize the creditor's rights under this contract;

(4) The borrower agrees or authorizes the lender to make disclosure.

13.2 The borrower confirms that it has signed the letter of authorization for credit information inquiry and provision. The lender shall inquire, use and save the borrower's credit information within the scope specified in the power of attorney.

13.3 In addition to the circumstances specified in articles 13.1 and 13.2 of the contract, the Borrower further agrees that bank of Communications Co., Ltd. can use or disclose the borrower's information and materials, including but not limited to the borrower's basic information, credit transaction information, bad information and other relevant information and materials, and is willing to bear all consequences arising therefrom:

Provide services to outsourcing institutions, third-party service providers, other financial institutions and other institutions or individuals deemed necessary by the lender for the following purposes, including but not limited to other branches of Bank of communications, or subsidiaries wholly or partially owned by Bank of communications, Disclose and allow them to use such information and materials on a confidential basis: j to carry out bank credit business or related to bank credit business, such as promoting the credit business of Bank of Communications Co., Ltd., collecting the borrower's arrears, transferring the creditor's rights of bank credit business, etc; k Provide or may provide new products or services or further services for the lender to the borrower.

The applicability of this article 13.3 shall be subject to the agreement of both parties in Article 24 of the contract.

Article 14 application of law and dispute resolution

This contract shall be governed by the laws of the people's Republic of China (excluding the laws of Hong Kong, Macao and Taiwan for the purpose of this contract).Unless otherwise agreed in this contract, the disputes under this contract shall be brought to the court with jurisdiction in the place where the lender is located. During the dispute period, each party shall continue to perform the terms not involved in the dispute.

Article 15 effectiveness and composition of the contract

15.1 This contract shall come into force after being signed (or sealed) by the legal representative (principal) or authorized representative of the borrower and affixed with the official seal, and signed (or sealed) by the principal or authorized representative of the lender and affixed with the special seal for contract.

15.2 The application for quota use signed when using the quota under the contract and other relevant documents and materials are an integral part of the contract.

15.3 The application for quota use is a supplement to this contract. Unless otherwise agreed in the application for use of credit line, the rights, obligations and related matters between the borrower and the lender shall still be implemented in accordance with the contract.

Article 16 specific contents of quota

16.1 Currency of quota: RMB; Amount in words: twelve million yuan only;It can be used for ☑ RMB ☐ / (foreign currency);The quota belongs to ☐ revolving quota ☐ one-time quota (can be used multiple times) ☑ one-time quota (only used once).

16.2 Purpose of quota: operating turnover.

16.3 The credit term is from January 29, 2021 to January 29, 2022.

Article 17 interest rate agreement

If the loan currency is foreign currency, the relevant agreements on the determination of interest rate, the adjustment of interest rate and the penalty interest rate of overdue and misappropriated loans are as follows:

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Article 18 Account Agreement

18.1 The borrower designates the following account as the lending account, which ☐ is ☑ not the special loan issuing account opened by the borrower at the lender. If both parties agree otherwise in the corresponding quota use application, the agreement in the quota use application shall prevail.

Account Name: ChinaLink Professional Services Co., Ltd.

Account No.: 310066865018010213932

Bank of deposit: Bank of Communications Shanghai Zhangjiang sub branch

18.2 Designated by the borrower:/

(1) The repayment account is

Account Name: ChinaLink Professional Services Co., Ltd.

Account No.: 310066865018010213932

Bank of deposit: Bank of Communications Shanghai Zhangjiang sub branch

(2) The fund withdrawal account is:/

Account Name: ChinaLink Professional Services Co., Ltd.

Account No.: 310066865018010213932

Bank of deposit: Bank of Communications Shanghai Zhangjiang sub branch

Article 19 specific agreements on loan issuance, payment and repayment

19.1 The term of each loan drawn under this contract shall not be longer than 12 ☑ months ☐ days, and the maturity date of all loans shall not be later than July 29, 2022.

19.2 The limit of independent payment under this contract is RMB ten thousand yuan.

19.3 If one of the following conditions is met, the entrusted payment method of the lender shall be adopted:

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19.4 If the borrower pays independently, the borrower shall summarize and report the payment of loan funds to the lender within 15 days after the loan is issued.

Article 20 financial restrictions, external agency rating and production and operation qualification / license

20.1 The external investment limit of the borrower is RMB 90 million; Increase the debt financing limit to RMB 90 million.

20.2 Contractual agreement on the borrower's financial indicators:

(1) /

(2) /

(3) /

20.3 Specific agreement on rating of external agencies:

(1) /

(2) /

20.4 Specific agreement on the borrower's production and operation qualification / license:

(1) /

(2) /

▲▲ Article 21 specific agreement on risk repricing

21.1 The contract adopts the following (1) risk repricing method: (1) negotiated repricing (2) Directly raise the loan interest rate.

21.2 Adopting the method of “directly increasing loan interest rate”:

21.2.1 If the loan currency is RMB, the increased interest rate plus (minus) points are: ☐ no plus or minus points ☐ plus / percentage points☐ minus / percentage points. If there is another agreement on a loan, the increase (decrease) point of the interest rate after the increase of the loan shall be subject to the records in the application for the use of the applicable quota.

21.2.2 If the loan currency is foreign currency, the increased loan interest rate is:

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Article 22 contact information

The contact information of the borrower for receiving the notice agreed in Article 12 includes:

postal address: 1st floor, building 18, No. 498, GuoShouJing Road, Pudong New Area, Shanghai

Attention: Yang Xiaofeng

Postal Code: 201203

Tel: /

Mobile number: 13701602419

Fax: /

Email address: /

Article 23 number of copies of the contract

This contract is made in triplicate, with each party and the guarantor (if any) holding one copy.

Article 24 other agreed matters

24.1 Both parties agree that this contract ☑ applicable ☐ not applicable to Article 13.3.

24.2 the payment method of the loan under this contract shall be subject to the application for use of credit line signed by the lender.

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Borrower: ChinaLink Professional Services Co., Ltd.

Legal representative (person in charge): Yang Xiaofeng

Legal address: Room 26C01, No. 828-838, Zhangyang Road, China (Shanghai) pilot Free Trade Zone

Lender: Bank of Communications Co., Ltd. Shanghai new branch (Branch)

Person in charge: Chen de

Mailing address: No. 230, Xinjinqiao Road, Shanghai

The borrower has read all the terms of the contract, and the lender has made a detailed description at the request of the borrower. When signing the contract, the borrower has no doubt and objection to all the contents, and understands the terms of the contract, especially with▲▲ meaning of marked terms and its legal consequences.

(this page is the signature page of working capital loan contract, and there is no text below)

Borrower	lender

(official seal)	(special seal for contract)

Legal representative (principal) Or authorized representative	principal or authorized representative

(signature or seal)	(signature or seal)

Signature Date:	Signature Date:

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